EXHIBIT 23








                      CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-30473) pertaining to the Employee Stock Purchase Plan of The Dixie Group, Inc., the Registration Statement (Form S-8 No. 33-59564) pertaining to options to acquire Common Stock of The Dixie Group, Inc. issued in connection with the acquisition of Carriage Industries, Inc., the Registration Statement (Form S-8 No. 33-42615 and No. 333-81163) pertaining to the Incentive Stock Option Plan of The Dixie Group, Inc., Post-Effective Amendment Number 2 to the Registration Statements (Form S-8 No. 2-20604 and No. 2-56744) pertaining to the Employee Stock Purchase Plan and Employee Stock Option Plan of The Dixie Group, Inc., and the Registration Statement (Form S-8 No. 333-80971) pertaining to the Core Leadership Team Stock Ownership Plan of The Dixie Group, Inc. of our report dated February 15, 2000, with respect to the consolidated financial statements and schedule of The Dixie Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 25, 1999.






                                                ERNST & YOUNG LLP





Chattanooga, Tennessee
March 24, 2000